                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           -------------------------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 8, 1999



                           HOWMET INTERNATIONAL INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       1-13645                                              52-1946684
-----------------------                         -------------------------------
 Commission File Number                         IRS Employer Identification No.


 475 Steamboat Road, Greenwich, CT              06830
--------------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


                                 (203) 661-4600
                  -------------------------------------------
                         Registrant's Telephone Number

Item 5.                OTHER EVENTS
----------------------------------------------------------------------


The following news release was issued on February 8, 1999.


HOWMET REPORTS ANNUAL EARNINGS;
Strong EPS Growth in 1998

Greenwich, Connecticut, February 8, 1999 - Howmet International Inc. reported net income applicable to common shareholders of $104.8 million, or $1.05 per share, for the year ended December 31, 1998 compared to $66.9 million, or $.67 per share, for 1997. The 1997 amounts are before an extraordinary charge related to debt restructuring. Sales increased 12 percent over 1997, after adjusting for the sale of the Company's refurbishment business.

Net income for the 1998 year included $6.8 million of expenses, or $.07 per share, from the Company's Stock Appreciation Rights (SAR) plan compared to 1997 SAR expense of $19.2 million, or $.19 per share. Excluding SAR expense from both periods, the 1997 extraordinary loss, and a 1997 $.06 per share non-recurring price adjustment, operating income was up 15 percent and earnings per share increased 40 percent over 1997. Significantly reduced debt levels and lower interest rates reduced interest expense by 59 percent.

President and Chief Executive Officer Dave Squier commented, "By all measures, 1998 was a very good year for Howmet. We have secured several key customer alliances, particularly in the rapidly expanding industrial gas turbine market, and have begun a

                                     (more)

Howmet Annual Earnings Release
Page 2


significant capacity expansion program to capitalize on the growth that such alliances and general market conditions have afforded the Company. Despite sizable capital expenditures, cash flow remains strong, and we exceeded our long-term goal of 15 percent per year growth in earnings per share.

"Howmet's 1998 fourth quarter earnings per share increased 65 percent over 1997, on a comparable basis," Mr. Squier added. "This improvement was achieved despite depressed margins in some of our new business areas. We remain confident that these new businesses will play an important role in our future earnings growth."

Fourth Quarter Results
----------------------

Net income applicable to common shareholders for the three-months ended December 31, 1998, was $19 million or $.19 per share compared to $11.4 million or $.11 per share for 1997. The 1997 amounts are before an extraordinary charge related to debt restructuring.

Net income for the 1998 quarter included $8.6 million, or $.09 per share, of SAR expense, including the reversal of a $5 million after-tax benefit recorded in the third quarter when the Company stock price temporarily declined. 1997 SAR expense was $6.3 million, or $.06 per share. Excluding SAR expense from both periods and the 1997 extraordinary loss, earnings per share increased 65 percent over 1997.

                                     (more)

Howmet Annual Earnings
Page 3


Sales increased 16 percent over the 1997 quarter, while income from operations was up 10 percent, after excluding SAR expense from both quarters. Significantly reduced debt levels and lower interest rates reduced interest expense by 55 percent.

Howmet International Inc. (HWM-NYSE) is the world's largest manufacturer of precision investment castings using superalloy and titanium alloy for jet aircraft and industrial gas turbine engines. The Company is also the world's largest producer of aluminum investment castings for the commercial aerospace and defense electronics industries. The Company operates 29 manufacturing facilities and employs approximately 11,500 people worldwide.

This press release includes forward-looking statements. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of the IGT market and the aerospace industry economic conditions and cyclicality, the nature of the Company's customer base, competition, pricing pressures, availability and cost of raw materials, and others detailed in Exhibit 99.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year 1997.



                                     (more)

Howmet Annual Earnings
Page 4


Summary financial information the year ended December 31, follows:

(dollars in millions, except per share amounts)

                                           1998       1997    $ Change   Percent
                                         ---------  --------  ---------  --------

Net sales                                 $1350.6   $1258.2     $ 92.4         7
                                          =======   =======     ======       ===

Income from operations                      189.7     154.5       35.2        23

 Interest income                              1.6       1.2         .4        33
 Interest expense                           (12.7)    (31.0)      18.3        59
 Other, net                                  (3.4)     (6.4)       3.0        47
                                          -------   -------     ------       ---
Income before taxes                         175.2     118.3       56.9        48
Income taxes                                (64.8)    (46.3)     (18.5)      (40)
                                          -------   -------     ------       ---
Income before extraordinary items           110.4      72.0       38.4        53
Extraordinary item - loss on early
 retirement of debt                             -     (12.3)      12.3         -
                                          -------   -------     ------       ---
Net income                                  110.4      59.7       50.7        85

Preferred stock dividend                     (5.6)     (5.1)       (.5)      (10)
                                          -------   -------     ------       ---
Net income applicable to
 common stockholders                      $ 104.8   $  54.6     $ 50.2        92
                                          =======   =======     ======       ===
Per common share (basic and diluted)
 Income before extraordinary item         $  1.05   $   .67     $  .38        57
 Net income                               $  1.05   $   .55     $  .50        91




                                     (more)

Howmet Annual Earnings
Page 5


Summary unaudited financial information the three-months ended December 31, follows:

(dollars in millions, except per share amounts)

                                            1998     1997    $ Change   Percent
                                          --------  -------  ---------  --------

Net sales                                  $354.9   $306.2      $48.7        16
                                           ======   ======      =====        ==

Income from operations                       32.5     31.5        1.0         3

 Interest income                               .5       .4         .1        25
 Interest expense                            (2.3)    (5.1)       2.8        55
 Other, net                                   (.6)    (4.3)       3.7        86
                                           ------   ------      -----        --
Income before taxes                          30.1     22.5        7.6        34
Income taxes                                 (9.7)    (9.8)        .1         1
                                           ------   ------      -----        --
Income before extraordinary items            20.4     12.7        7.7        61
Extraordinary item - loss on early
 retirement of debt                             -    (12.3)      12.3         -
                                           ------   ------      -----        --
Net income                                   20.4       .4       20.0         -

Preferred stock dividend                     (1.4)    (1.3)       (.1)       (8)
                                           ------   ------      -----        --
Net income (loss) applicable to
 common stockholders                       $ 19.0   $  (.9)     $19.9         -
                                           ======   ======      =====        ==

Per common share (basic and diluted)
 Income before extraordinary item          $  .19   $  .11      $ .08        73
 Net income (loss)                         $  .19   $ (.01)     $ .20         -

                                      ####


Contact:

     Doreen L. Deary                       Shannon Polk
     (203) 625-8735                        (801) 933-4030
     ddeary@howmet.com                     polksb@cordanttech.com
     Corporate Communications              Investor Relations

                             (End of Press Release)

The following additional information is provided for the benefit of investors.


                Condensed Consolidated Statements of Cash Flows


                                                                              Year ended December 31,
                                                       ------------------------------------------------------------------
(in millions)                                                  1998                    1997                    1996
-------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                        $ 110.4                 $  59.7                 $  25.6
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                                      60.2                    66.9                    63.3
  Equity in (income) loss of unconsolidated affiliates                (.4)                   (1.5)                    1.4
  Extraordinary item                                                  -                      12.3                     -
  Changes in assets and liabilities:
   Receivables                                                       (3.5)                    8.4                    29.9
   Inventories                                                        2.2                   (17.9)                   17.2
   Accounts payable and accrued liabilities                          10.3                    12.1                    39.1
   Deferred income taxes                                             (2.1)                    (.3)                   (3.2)
   Income taxes payable                                              17.8                    16.9                     6.1
   Long-term SARs accrual                                             5.5                    31.4                     6.6
   Other - net                                                        7.0                     4.6                    (1.5)
-------------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                     207.4                   192.6                   184.5

INVESTING ACTIVITIES
Proceeds from disposal of fixed assets                                 .4                      .2                      .3
Purchases of property, plant and equipment                          (83.0)                  (56.9)                  (33.7)
Payments made for investments and other assets                       (3.4)                   (2.0)                    -
Proceeds from sale of refurbishment business, net                    -                       44.9                     -
Other                                                                -                        -                       3.6
-------------------------------------------------------------------------------------------------------------------------
      Net cash used by investing activities                         (86.0)                  (13.8)                  (29.8)

FINANCING ACTIVITIES
Net change in short-term debt                                        15.1                     -                       -
Issuance of long-term debt                                           36.6                   326.2                   147.2
Repayment of long-term debt                                        (182.0)                 (467.6)                 (288.1)
Premiums paid on early retirement of debt                             -                     (13.7)                    -
-------------------------------------------------------------------------------------------------------------------------
      Net cash used by financing activities                        (130.3)                 (155.1)                 (140.9)
Foreign currency rate changes                                         1.1                    (1.7)                    -
-------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                     (7.8)                   22.0                    13.8
Cash and cash equivalents at beginning of period                     45.4                    23.4                     9.6
-------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                        $  37.6                 $  45.4                 $  23.4
=========================================================================================================================

                     Condensed Consolidated Balance Sheets

                                                                                                 December 31,
                                                                                  ---------------------------------------
(in millions, except share data)                                                          1998                  1997
-------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                                                                 $   37.6              $   45.4
 Accounts receivable (less allowance of $5.2 and $4.4)                                         84.1                  78.7
 Inventories                                                                                  161.9                 155.5
 Retained receivables                                                                          32.0                  20.2
 Deferred income taxes                                                                         16.2                  16.3
 Other current assets                                                                           3.0                   3.9
 Restricted Trust  (a)                                                                        716.4                   -
-------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                        1,051.2                 320.0

Property, plant and equipment, net                                                            334.9                 275.5
Goodwill, net                                                                                 221.1                 226.5
Patents and technology and other intangible assets, net                                       106.6                 118.4
Other noncurrent assets                                                                        86.8                  80.2
Restricted Trust  (a)                                                                           -                   716.4
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                                               $1,800.6              $1,737.0
=========================================================================================================================

Liabilities, redeemable preferred stock and stockholders' equity
Current liabilities:
 Accounts payable                                                                          $  101.5              $   84.2
 Accrued liabilities                                                                          153.7                 145.1
 Income taxes payable                                                                          44.8                  28.2
 Short-term debt                                                                               28.0                   -
 Pechiney Notes  (a)                                                                          716.4                   -
-------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                   1,044.4                 257.5

Noncurrent liabilities
 Accrued retiree benefits other than pensions                                                  96.8                  93.1
 Accrued pension liability                                                                     49.0                  37.8
 Other noncurrent liabilities                                                                 108.4                  94.7
 Deferred income taxes                                                                          2.1                   3.4
 Long-term debt, excluding the Pechiney Notes                                                  63.0                 208.4
 Pechiney Notes  (a)                                                                            -                   716.4
-------------------------------------------------------------------------------------------------------------------------
Total noncurrent liabilities                                                                  319.3               1,153.8

Commitments and contingencies

Redeemable preferred stock, 9% payment-in-kind dividends, $.01 par value;
 liquidation value $10,000 per share; authorized - 15,000 shares; issued and
 outstanding:  1998 - 6,560 shares; 1997 - 6,001 shares                                        65.6                  60.0


Stockholders' equity:
 Preferred stock, authorized - 9,985,000 shares, issued and outstanding - 0 shares                -                    -
 Common stock, $.01 par value; authorized - 400,000,000 shares,
    issued and outstanding: 1998 - 100,005,356 shares; 1997 - 100,000,000 shares                1.0                   1.0
 Capital surplus                                                                              195.1                 195.0
 Retained earnings                                                                            180.1                  75.3
 Accumulated other comprehensive income                                                        (4.9)                 (5.6)
-------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                    371.3                 265.7
-------------------------------------------------------------------------------------------------------------------------
Total liabilities, redeemable preferred stock and stockholders' equity                     $1,800.6              $1,737.0
=========================================================================================================================

(a) The Restricted Trust held a note receivable from Pechiney, S.A., the Company's previous owner, and related letters of credit that secured Pechiney, S.A.'s agreement to repay the Pechiney Notes. Subsequent to December 31, 1998, Pechiney, S.A. paid the Pechiney Notes in full on January 4, 1999. No Howmet funds were used in the payment of the notes.
     As a result the $716.4 million Restricted Trust has been terminated and like the Pechiney Notes, subsequent to December 31, 1998, will no longer be included on the Company's balance sheet.

Following is additional unaudited information.

1. The Company has discovered certain testing and specification non-compliance issues at its aluminum casting operations. No formal warranty claims have been asserted, and the Company knows of no in-service problems associated with these issues. The Company and its customers must complete data collection and analysis before a definitive estimate of the Company's cost to resolve this matter can be completed. Based on a preliminary evaluation, however, the Company has recorded an estimated loss of $4 million in its financial statements for the year ended December 31, 1998. Based on currently known facts, the Company believes that additional cost beyond $4 million, if any, would not have a material adverse effect on the Company's financial position, cash flow, or annual operating results.


2. Subsequent to December 31, 1998, Pechiney, S.A., the Company's previous owner, paid the $716.4 million Pechiney Notes in full on January 4, 1999. No Howmet funds were used in the payment of the notes. As a result, the $716.4 million Restricted Trust has been terminated and like the Pechiney Notes, subsequent to December 31, 1998, will no longer be included on the Company's balance sheet.

                                   SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HOWMET INTERNATIONAL INC.
                              (Registrant)



                              By:  /s/ Roland Paul
                                   ---------------

                                   Roland Paul
                                   Vice President

Date:  February 9, 1999